UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________

FORM 8-K/A

AMENDMENT 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 30, 2011

(Date of earliest event reported)

AMERILITHIUM CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-155059	61-1604254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

871 Coronado Center Drive

Suite 200

Henderson, NV 89052

(Address of principal executive offices (zip code)

702-583-7790

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ___  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ___  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ___  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ___  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K/A updates information disclosed on Form 8-K filed on October 5, 2011 relating to the agreement with 1830012 Ontario Ltd. O/A Circadian Group.  The sole purpose of this amendment is to correctly attach the signed investor relations services agreement as an Item 9.01 Exhibit.

ITEM 8.01   OTHER EVENTS

On September 30, 2011, the registrant entered into an agreement with 1830012 Ontario Ltd. O/A Circadian Group for investor relations services for a twelve (12) month period.  Pursuant to this agreement, the registrant will pay monthly fee of $2,500 for a total of $30,000 for the services of Circadian Group.

At the registrant’s option and request, a shareholder development option may be implemented for a duration of six (6) months at a cost of $5,000 per month.

The registrant has the option to end the entire agreement after six (6) months.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

  (d) Exhibits

10.1

Investor Relations Service Agreement, dated September 30, 2011, between 1830012 Ontario Ltd. O/A Circadian Group and Amerilithium Corp.

Dated:  December 19, 2011

AMERILITHIUM CORP.

By:     /s/Matthew Worrall

Name:   Matthew Worrall

Title:  Chief Executive Officer